SCHEDULE 14A

(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Technology Solutions Company

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Technology Solutions Company

Notice of Annual Meeting

and

Proxy Statement

Year Ended December 31, 2002

TECHNOLOGY SOLUTIONS COMPANY
205 North Michigan Avenue
Chicago, Illinois 60601
(312) 228-4500

Dear Stockholder:

You are cordially invited to the 2003 Annual Meeting of Stockholders of Technology Solutions Company. The meeting will be held at the Company’s offices located at 205 North Michigan Avenue, Suite 1500, Chicago, Illinois 60601 on Thursday, April 24, 2003, starting at 8:15 a.m., CDT.

The matters to be considered at the meeting are described in the accompanying Proxy Statement. Regardless of your plans for attending in person, it is important that your shares be represented at the meeting. Therefore, please complete, sign, date and return your proxy card in the enclosed, post-paid envelope. This will enable you to vote on the business to be transacted whether or not you attend the meeting.

We hope that you can attend the 2003 Annual Meeting, but in any event, please vote your shares by signing and returning your proxy card.

Sincerely,

WILLIAM H. WALTRIP
 Chairman

March 27, 2003

TECHNOLOGY SOLUTIONS COMPANY
NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 24, 2003

To Our Stockholders

The 2003 Annual Meeting of Stockholders (the “Annual Meeting”) of Technology Solutions Company (the “Company”) will be held at the Company’s offices at 205 North Michigan Avenue, Suite 1500, Chicago, Illinois 60601 on Thursday, April 24, 2003 at 8:15 a.m., CDT, for the following purposes:

1.	To elect three directors, each to serve for a three-year term; and

2.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only stockholders of record at the close of business on March 10, 2003 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. A list of those stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting, during normal business hours, at the principal executive office of the Company, 205 North Michigan Avenue, Suite 1500, Chicago, Illinois 60601, for a period of ten days prior to the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement. Whether or not you plan to attend the Annual Meeting in person, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed, post-paid envelope. If you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy and vote your shares personally.

By order of the Board of Directors,

Paul R. Peterson
Secretary
March 27, 2003

TECHNOLOGY SOLUTIONS COMPANY
205 North Michigan Avenue, Suite 1500
Chicago, Illinois 60601
PROXY STATEMENT

Annual Meeting of Stockholders
April 24, 2003

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Technology Solutions Company (the “Company”) for use at the 2003 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s principal executive offices located at 205 North Michigan Avenue, Suite 1500, Chicago, Illinois 60601, at 8:15 a.m., CDT. Each holder of record of shares of Common Stock, $.01 par value, of the Company (the “Common Stock”) at the close of business on March 10, 2003 (the “Record Date”), is entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof and will have one vote on each matter considered for each share held on the Record Date. A majority of the shares entitled to vote will constitute a quorum. On the Record Date there were 40,623,799 shares of Common Stock outstanding.

If you are unable to attend the Annual Meeting, you may vote by proxy. The proxy holders will vote your shares according to your instructions. If you return a properly signed and dated proxy card but do not mark a choice on one or more items, your shares will be voted in accordance with the recommendations of the Board of Directors for those items as set forth in this Proxy Statement. The proxy card gives authority to the proxy holders to vote your shares in their discretion on any other matter presented at the Annual Meeting or any adjournment thereof. A proxy may indicate that all or a portion of the shares represented by that proxy are not being voted by a stockholder with respect to a particular matter. Any such non-voted shares will be considered present for the purpose of determining the presence of a quorum.

You may revoke your proxy at any time prior to voting at the Annual Meeting by delivering written notice to the Secretary of the Company, by submitting a subsequently dated proxy or by attending the Annual Meeting and voting in person.

The Company will bear the cost of preparing, handling, printing and mailing this Proxy Statement, the related proxy card and any additional material which may be furnished to stockholders, as well as the actual expense incurred by brokerage houses, fiduciaries and custodians in forwarding those materials to beneficial owners of Common Stock held in their names. The solicitation of proxies will be made by the use of the mail and through direct communication with certain stockholders or their representatives by certain officers, directors or employees of the Company who will receive no additional compensation therefor. This Proxy Statement and the related proxy card are first being sent or given to stockholders on or about March 27, 2003.

ELECTION OF DIRECTORS

The Board of Directors currently consists of six persons and is divided into three classes with three-year terms of office ending in different years. The terms of the Class III Directors expire this year. The Board of Directors has decided to increase the size of the Board to seven persons and in conjunction therewith, has nominated three persons for election as Directors in Class III to serve until the Annual Meeting of Stockholders held in 2006 and until their successors have been elected and qualified. The terms of the current Class I and II Directors expire in 2004 and 2005, respectively.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Class III nominees recommended by the Board of Directors. Directors are elected by a plurality of the votes cast. Stockholders may not cumulate their votes. The three nominees receiving the highest number of votes cast will be elected. In the event that any of the nominees of the Company is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unable or will decline to serve as a Director. A vote withheld from any or all of the nominees will not count as a vote either for or against the nominee. In the event that additional persons are nominated for election as Directors, the proxy holders intend to vote all proxies received by them for the nominees recommended by the Board of Directors.

NOMINEES FOR DIRECTOR

Class III — Nominees to Serve Until the 2006 Annual Meeting:

William H. Waltrip, age 65, has been a Director of the Company since December 1992 and Chairman of the Board since June 1993. Mr. Waltrip also served as Chief Executive Officer from June 1993 to June 1995. From 1996 to 1998, he served as the Chairman of the Board of Directors and, during 1996 and 2001, he served as Chief Executive Officer of Bausch & Lomb, Inc. From 1991 to 1993, he was Vice Chairman of Unifax, Inc., a broad-line food service distributor. From 1985 to 1988, he was President, Chief Operating Officer and a Director of IU International, a diversified services company with major interests in transportation, environmental services and distribution. From 1982 to 1985, he was President, Chief Executive Officer and a Director of Purolator Courier Corporation. From 1972 to 1982, he was President, Chief Operating Officer and Director of Pan American World Airways, Inc. He is also a Director of Bausch & Lomb, Inc., the Teachers Insurance and Annuity Association, Thomas & Betts Corporation and Charles River Laboratories International Inc.

Carl F. Dill, Jr. age 57, has been a Director of the Company since July 2001. Since June 2001, he has served as a strategic advisor to a number of high-tech and consulting businesses. From 1998 until 2001, he served as Vice President and Chief Information Officer of Time Warner, Inc. Mr. Dill served from 1982 until 1998 as Sr. Vice President and Chief Information Officer for McDonald’s Corporation. He is also a Director of ThoughtWorks, Inc. and an advisory board member for Arxan Technologies, Inc.

Gerald Luterman, age 59, has served as Executive Vice President and Chief Financial Officer of KeySpan Corporation since August 1999. From February 1999 to August 1999 he served as

Chief Financial Officer of barnesandnoble.com. From April 1996 to February 1999 he served as Senior Vice President and Chief Financial Officer of Arrow Electronics, Inc. He served in various financial positions with American Express Travel Related Services from February 1985 to March 1996, including serving from July 1992 to March 1996, as Executive Vice President and Chief Financial Officer of the Consumer Card Division. He also worked as a management consultant for Booz, Allen & Hamilton, Inc. during two periods, January 1984 to February 1985 and June 1969 to January 1971. From January 1971 to November 1983 he was employed by Xomox Corporation, as Vice President and Chief Financial Officer until January 1980, and as President, International from January 1980 until November 1983. He is also a Director of the Houston Exploration Company, The Greater Jamaica Development Corporation, and Lutheran Medical Center Hospital. Mr. Luterman is a Canadian chartered accountant (the equivalent of a certified public accountant).

The Board of Directors unanimously recommends that the Company’s Stockholders vote FOR election of the nominees listed above.

MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE

Class I — Serving Until the 2004 Annual Meeting:

Jack N. Hayden, age 56, has been President, Chief Executive Officer and a Director of the Company since February 2000. He joined the Company in April 1992 as Senior Vice President, served as interim Chief Financial Officer during late 1992 and early 1993, and assumed the role of Executive Vice President in July 1995. He served as Chief Executive Officer of Coleman Consulting Group, Inc., from September 1998 to March 1999. He rejoined the Company’s executive team as Group President in March 1999. Prior to coming to the Company initially, he held the position of Vice President — Operations, Commercial Transport Division of McDonnell Douglas Corporation from 1990 to 1992. From 1989 to 1990, he served as Vice President-Finance of McDonnell Douglas Corporation. From 1971 to 1989, he served in numerous manufacturing and procurement positions at McDonnell Douglas Corporation.

John R. Purcell, age 71, has been a Director of the Company since October 2001. Since 1989, he has served as Chairman and Chief Executive Officer of Grenadier Associates Ltd., a venture banking firm. From 1991 until 1997, he served as Chairman of Donnelly Marketing, Inc., a data-based direct marketing company. From 1987 until 1990, he served as Chairman of Mindscape, Inc., an educational and entertainment computer software company. Mr. Purcell served from 1982 until 1986 as Chairman and President of SFN Companies, Inc., a communications company. Prior to that, he served as Executive Vice President of CBS, Inc. and as Senior Vice President of Gannett Co., Inc. He is a Director of Omnicom Group, Inc., Bausch & Lomb, Inc. and Journal Register Company. He previously served as a Director of the Company from July 1988 until February 2000, when he left to become a Director of eLoyalty Corporation after it was spun off from the Company.

Class II — Serving Until the 2005 Annual Meeting:

Raymond P. Caldiero, age 63, has been a Director of the Company since January 1998. He has served as Chairman, President and Chief Executive Officer of CII Inc., a business consulting firm, since 1990 and is currently serving as Chairman of The Sequoia Group, Inc., a business consulting firm. He was employed with Marriott Corporation for over 18 years with his final position being Senior Vice President and Assistant to the Chairman in December 1989. He is currently a member of the Board of Trustees of the Autry Museum in Los Angeles, California and a Trustee of the Princess Grace Foundation – U.S.A.

Stephen B. Oresman, age 70, has been a Director of the Company since July 1988. Since 1990, he has served as President of Saltash, Ltd., a management consulting firm. He previously served as Senior Vice President of Booz, Allen & Hamilton, Inc. and Chairman of Booz, Allen & Hamilton International, parent and subsidiary consulting firms. He is also a Director of Cleveland-Cliffs Inc. and iStar Financial Inc.

DIRECTORS’ MEETINGS AND COMMITTEES

The Board of Directors held four meetings during 2002. Each incumbent director attended all of the meetings of the Board and committees thereof upon which he served, except Mr. Purcell who missed one Board meeting and one Compensation Committee meeting.

The Board of Directors has an Audit Committee, presently composed of Messrs. Oresman, Caldiero, Dill and Purcell, which serves as an independent body to monitor the Company’s financial reporting process and internal control systems. The Audit Committee’s responsibilities are included in its written charter attached as Exhibit A to this proxy statement. The Audit Committee met four times during 2002.

The Board of Directors has a Compensation Committee presently composed of Messrs. Caldiero, Oresman and Purcell. The Compensation Committee’s responsibilities include the evaluation and approval of stock option grants and executive compensation. The Compensation Committee met four times during 2002.

Annual compensation for those directors who are not employees of the Company (“Outside Directors”) is $30,000 (plus reimbursement of expenses incurred in attending meetings).

In addition, each Outside Director presently holds stock options issued under the Technology Solutions Company 1993 Outside Directors Plan, as amended (the “1993 Plan”) and/or the Technology Solutions Company 1996 Stock Incentive Plan (the “1996 Plan”). Any new Outside Director will receive an option to purchase 40,500 shares of Common Stock with a per share exercise price equal to the closing price of a share of Common Stock as reported on The Nasdaq Stock Market® on the day the stock option is granted. In addition, an option to purchase 40,500 shares of Common Stock has been and will be granted to each Outside Director at the time that a previously issued stock option granted under the 1993 Plan or the 1996 Plan to that director became or becomes exercisable in full (assuming he is an Outside Director at that time). Each stock option granted to an Outside Director under the 1996 Plan becomes exercisable in thirty-six monthly installments of 1,125 shares each, commencing on the last day of the calendar month immediately following the month the option is granted.

The Board of Directors does not have a nominating committee. Selection of nominees for the Board is made by the entire Board of Directors. The names of persons to be considered by the Board as potential nominees for the Company’s Board of Directors should be directed to the Company’s Secretary, Paul R. Peterson, at 205 North Michigan Avenue, Suite 1500, Chicago, Illinois 60601.

INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP (“PWC”) served as the Company’s independent auditors for 2002. Representatives of PWC are expected to be present at the Annual Meeting and will be available to respond to appropriate questions. PWC’s representatives will also be given the opportunity to make a statement, if they desire to do so.

In response to the significant downturn in overall demand for IT consulting services and the resulting reduction in our revenues, the Company has undertaken numerous cost-cutting measures in an effort to maximize its income. As part of this ongoing effort the Company is now evaluating other providers of independent audit services. We expect to make a decision regarding the selection of a provider of independent audit services for 2003 in the second quarter of 2003.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of Technology Solutions Company’s Board of Directors is composed of four outside directors and operates under a written charter duly adopted by the Board of Directors (attached hereto as Exhibit A). For 2002, the members of the Audit Committee met the independence and experience requirements of the NASDAQ. The members of the Audit Committee are Stephen B. Oresman (Chairman), Raymond P. Caldiero, Carl F. Dill, Jr. and John R. Purcell. Mr. Dill left the Audit Committee on April 24, 2002 and rejoined it on February 3, 2003. Among other things, the Audit Committee recommends to the Board of Directors the selection of the Company’s independent auditors.

Management is responsible for the Company’s financial statements, systems of internal control and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements as of and for the year ended December 31, 2002 were prepared in accordance with generally accepted accounting standards, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. Specifically, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, current developments for audit committees in 2002, and any other matters required to be discussed under generally accepted auditing standards. In addition, prior to the filing of the Company’s Form 10-K for the year ended December 31, 2002, the Audit Committee followed the guidance in SEC Financial Release No. 60, Cautionary Advice Regarding Disclosure About Critical Accounting Policies and

accordingly, reviewed the selection, application and disclosure of the critical accounting policies of the Company.

During 2002 and 2001, the Company retained its principal auditors, PricewaterhouseCoopers LLP in several capacities:

	2002	2001

Audit Fees	$196,500	$187,500

Audit Related Fees(1)	$16,000	$80,832

Tax Fees	$4,205	$16,554

All Other Fees	$0	$0

Total	$216,705	$284,886

(1) Includes amounts billed for the audit of TSC’s 401(K) plan and other similar audit related services

The Audit Committee has received and reviewed these figures as well as the written disclosures and the letter from the independent public auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with the independent auditors its independence, including consideration of the compatibility of non-audit services with that firm’s independence. Based upon these reviews and discussions, the Audit Committee has affirmed the independence of the Company’s principal auditors for 2002.

Based on the reviews and discussions referred to above, and relying thereon, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for 2002 filed with the Securities and Exchange Commission.

The foregoing report has been furnished by the members of the Audit Committee as set forth below:

Stephen B. Oresman – Chairman Raymond P. Caldiero Carl F. Dill, Jr. John R. Purcell

Executive Officer Compensation

The following table sets forth summary information concerning the compensation during the periods indicated of those executive officers of the Company for which such disclosure is required (collectively, the “Named Executive Officers”).

Summary Compensation Table

		Annual		Long-Term
		Compensation		Compensation

				Securities
Name and Principal				Underlying
Position	Fiscal			Options	All Other
as of December 31, 2002	Year	Salary ($)	Bonus($)	Granted (#)	Compensation ($)

William H. Waltrip	2002	288,750	0	0	0
Chairman of the Board	2001	300,000	100,000	50,000	0
	2000	300,000	100,000	50,000	0

Jack N. Hayden	2002	462,000	200,000	0	0
President and Chief	2001	480,000	400,000	200,000	0
Executive Officer	2000	480,000	300,000	75,000	0

Paul R. Peterson Senior Vice President,	2002	252,500	100,000	75,000	0
General Counsel and	2001	255,000	104,000	50,000	0
Secretary	2000	240,000	100,000	25,000	0

Timothy P. Dimond	2002	236,667	100,000	50,000	25,288(2)
Senior Vice President and	2001	182,290	0	0	289,546(2)
Chief Financial Officer(1)	2000	260,000	0	25,000(3)	0

Laurence P. Birch	2002	110,000	0	0	130,000(5)
Senior Vice President (4)	2001	240,000	60,000	0	0
	2000	28,308	50,000(4)	100,000(6)	0

(1)	Mr. Dimond resigned as Chief Financial Officer in December 2000, but remained employed by the Company until March 2001. Mr. Dimond rejoined the Company as Senior Vice President and Chief Financial Officer in January 2002.

(2)	Salary continuance paid to Mr. Diamond pursuant to his employment agreement during his absence from the Company.

(3)	Mr. Dimond’s options granted in 2000 were forfeited upon his previous departure from the Company.

(4)	Mr. Birch joined TSC as Chief Financial Officer in December 2000 and, in connection therewith, received a $50,000 loan that was forgiven pro rata over 12 months. Mr. Birch is no longer employed with the Company (see “Employment Agreements” below).

(5)	Salary continuance paid to Mr. Birch pursuant to his employment agreement following the cessation of his duties with the Company.

(6)	Mr. Birch’s options granted in 2000 were forfeited subsequent to his termination from the Company.

Option Grants

The following table sets forth information with respect to individual grants of Company options that were made during 2002 to each of the Named Executive Officers and the potential realizable value of these options assuming five percent and ten percent rates (see footnote (2) to the table) of compound appreciation in the market value of Company Common Stock, as the case may be, over the option term. No stock appreciation rights were granted in 2002.

Option Grants in the Last Year

					Potential Realizable Value at
					Assumed Annual Rates of
					Stock Price Appreciation
	Individual Grants(1)				for Option Term

	Number of	Percent of Total
	Securities	Options Granted to
	Underlying	Employees	Exercise
Name	Options Granted (#)	in Year	Price ($/Sh)	Expiration Date	5%($)(2)	10%($)(2)

William H. Waltrip	0	0%	–	–	–	–

Jack N. Hayden	0	0%	–	–	–	–

Paul R. Peterson	75,000(3)	4%	1.99	1/31/12	93,863	237,866

Timothy P. Dimond	50,000(4)	3%	1.87	1/28/12	58,802	149,015

Laurence P. Birch	0	0%	–	–	–	–

(1)	The exercisability of these options will automatically be accelerated upon a sale of all or substantially all of the business or assets of the Company.

(2)	Amounts reflect assumed rates of appreciation set forth in the Securities and Exchange Commission’s executive compensation disclosure rules. Actual gains, if any, on stock option exercises depend on future performance of the Company’s Common Stock, and overall stock market conditions. No assurance can be given that the amounts reflected in these columns will be achieved.

(3)	Subject to option provisions regarding termination of employment, one third of these options became exercisable on January 31, 2003 and 1/36 of these options will become exercisable on the last day of each calendar month for 24 months thereafter.

(4)	Subject to option provisions regarding termination of employment, one third of these options became exercisable on January 28, 2003 and 1/36 of these options will become exercisable on the last day of each calendar month for 24 months thereafter.

Aggregated Option Exercises in the Last Year
and Year End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options at Dec. 31, 2002 (#)		Options at Dec. 31, 2002 ($)
	Shares
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

William H. Waltrip	–	–	842,119	27,777	72,523	–

Jack N. Hayden	–	–	617,755	112,495	–	–

Paul R. Peterson	–	–	333,005	98,610	1,769	–

Timothy P. Dimond	–	–	–	50,000	–	–

Laurence P. Birch	–	–	–	–	–	–

Employment Agreements

The Company has entered into an employment agreement with Mr. William H. Waltrip to serve as its Chairman of the Board of Directors. The agreement does not have a fixed expiration date and may be terminated by either party on 90 days written notice. If Mr. Waltrip’s employment is terminated by the Company, he will be entitled to receive his salary and health insurance benefits for a one-year period following the termination. If, following a change in control of the Company, (i) Mr. Waltrip’s title, position, duties or salary are diminished and he resigns within 90 days thereafter, or (ii) his employment with the Company is terminated following his refusal to relocate for a period in excess of six months to any location outside of the metropolitan area where he resides, he will be entitled to receive his salary and health insurance benefits for a one-year period following the termination. Each of Mr. Waltrip’s options to purchase Common Stock that is not then fully exercisable will become exercisable in full upon a change in control of the Company. If Mr. Waltrip’s employment with the Company is terminated because of his death or disability, he or his designated beneficiary will be entitled to receive his salary and health insurance benefits for a one-year period following the termination. Mr. Waltrip’s current annual salary is $285,000.

The Company has entered into an employment agreement with Mr. Jack N. Hayden to serve as its President and Chief Executive Officer. The agreement does not have a fixed expiration date and may be terminated by either party on 90 days written notice. If Mr. Hayden’s employment is terminated by the Company, his options that are not then exercisable will become exercisable and he will be entitled to receive his salary, bonus and health insurance benefits for a two-year period following the termination. Following a change in control of the Company, Mr. Hayden’s unvested options will become exercisable and, if (i) Mr. Hayden’s title, position, salary, benefits, duties or status are diminished and he resigns within 90 days thereafter, or (ii) his employment with the Company is terminated following his refusal to relocate for more than six months to any location outside of the metropolitan area where he resides, he will be entitled to receive his salary, bonus and health insurance benefits for a two-year period following the termination. If Mr. Hayden’s employment with the Company is terminated because of his death or disability, he or his designated beneficiary will be entitled to receive his salary, bonus and health insurance benefits for a one-year period following the termination. Mr. Hayden’s current annual salary is $456,000.

The Company has entered into an employment agreement with Mr. Paul R. Peterson to serve as its Senior Vice President, General Counsel and Corporate Secretary. The agreement does not have a fixed expiration date and may be terminated by either party on 90 days written notice. If Mr. Peterson’s employment is terminated by the Company, he will be entitled to receive his salary, bonus and health insurance benefits for a one-year period following the termination. If, following a change in control of the Company, (i) Mr. Peterson’s title, position, duties or salary are diminished and he resigns within 90 days thereafter, or (ii) his employment with the Company is terminated following his refusal to permanently relocate to any location outside of the Chicago metropolitan area, he will be entitled to receive his salary, bonus and health insurance benefits for a one-year period following the termination. Also upon a change in control, Mr. Peterson’s options that are not then exercisable will become exercisable. If Mr. Peterson’s employment with the Company is terminated because of his death or disability, he or his designated beneficiary will be entitled to receive his salary, bonus and health insurance benefits for a one-year period following the termination. Mr. Peterson’s current annual salary is $250,000.

The Company has entered into an employment agreement with Mr. Timothy P. Dimond to serve as its Senior Vice President and Chief Financial Officer. The agreement does not have a fixed expiration date and may be terminated by either party on 90 days written notice. If Mr. Dimond’s employment is terminated by the Company, he will be entitled to receive his salary and health insurance benefits until the end of the 90-day period. If, following a change in control of the Company, (i) Mr. Dimond’s title, position, duties or salary are diminished and he resigns within 90 days thereafter, or (ii) his employment with the Company is terminated following his refusal to permanently relocate to any location outside of the Chicago metropolitan area, he will be entitled to receive his salary, bonus and health insurance benefits for a one-year period following his resignation or termination. Mr. Dimond’s current annual salary is $250,000.

Mr. Birch is no longer employed by the Company. As required by the terms of its employment agreement with Mr. Birch, during 2002, the Company paid Mr. Birch salary of $110,000, as well as $130,000 in salary continuation after he ceased performing services for the Company. The Company has paid Mr. Birch $41,231 in salary continuation during 2003. The Company is not obligated to make any further salary continuation payments to Mr. Birch.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

Compensation Policies

The Company’s continuing objective is to provide superior sustainable value to its shareholders while providing competitive compensation opportunities that will attract, retain and reward leadership and critical talent. The Company provides all employees with an opportunity to increase annual compensation based on individual and team performance relative to specific criteria and objectives that are aligned with Company success drivers. To do this, the Company places a significant portion of employee compensation at risk with the performance of the Company, the operating group, and the individual. The portion of compensation at risk increases with the position held by the employee.

Executive compensation consists of salary, annual incentive compensation, long-term equity incentive opportunity, general employee benefits, and other minor benefits. In determining the executive compensation structure, the Compensation Committee of the Board of Directors (the “Compensation Committee”) considers current Company objectives, market survey data, consultant evaluations and recommendations of the Chief Executive Officer.

Salaries

The Company has a formal salary program with salary grades and salary ranges. Actual salaries reflect responsibility, performance and experience within each grade. Generally, the Company strives to maintain salary range midpoints at the 50th to 75th percentile of market survey data of comparable companies. Salary increases are awarded periodically based on individual performance, when allowed by economic conditions.

In 2002, the Named Executive Officers, excluding the Chief Executive Officer, received an average salary rate decrease of 3.3%. In 2001, the Named Executive Officers, excluding the Chief Executive Officer, received an aggregate salary rate increase of 1.9%.

Annual Incentive Compensation

The Company maintains an Annual Incentive Compensation Plan (“ICP”) that provides an opportunity for its management and other employees to earn annual cash bonuses.

Under the ICP, each employee has a designated target bonus (represented as a percentage of base salary) reflecting the employee’s responsibility level. For 2002, the targets were: 10% for employees below the level of Vice-President, 25% to 50% for Vice-Presidents, and 100% for the Chief Executive Officer.

Targets represent payouts for target performance. However, actual ICP payouts can range from 0% to 200% of the target amount. The amount of an employee’s ICP payout is tied to the achievement of financial and non-financial indicators of Company success as well as certain qualitative measures. Specific performance metrics differ among employees and have been selected and weighted based on their importance to the Company’s strategic objectives and the ability of the employee in question to impact each metric. Performance metrics may include financial benchmarks such as corporate earnings targets, revenue and margin achievements and accounts receivable management and cost controls as well as qualitative benchmarks like client acquisition and retention. Based in part upon the results of a comprehensive compensation survey conducted by an outside firm engaged by the Company during 2001, the Compensation Committee believes that the metrics selected are consistent with those used by organizations similar to the Company in either size or industry segment.

For 2002, the Named Executive Officers, excluding the Chief Executive Officer, were granted an aggregate total of $200,000 in ICP. For 2001, the Named Executive Officers, excluding the Chief Executive Officer, were granted an aggregate total of $264,000 in ICP.

Deferred Compensation Plan

The Company maintains a Voluntary Non-Qualified Executive Deferred Compensation Plan. Under this plan, officers and other senior management employees are permitted to defer, on a pre-tax basis, up to 50% of their base salary and 100% their ICP payout.

Stock Incentive Plan

The Company maintains a Stock Incentive Plan that gives each employee an equity stake in the financial success of the Company, with grants based on position and responsibility. Currently, each Company employee receives a stock option grant upon joining the Company. Additional grants are made annually, generally at the Vice President level and above, when the Compensation Committee, in consultation with the Chief Executive Officer, deems such grants serve the best interests of the Company. In 2002, 2,038,500 options were granted to new and existing employees and 1,585,968 options were forfeited, primarily as a result of employee terminations. As of December 31, 2002, 2,808,465 options remained available to be awarded under the Stock Incentive Plan.

Chief Executive Officer Compensation

The Board of Directors is responsible for evaluating and setting compensation for the Chief Executive Officer. In doing so, the Board considers the compensation of similarly placed executives at other companies, as well as individual and Company performance. Increases or decreases in compensation are awarded periodically based on individual and Company performance. In April 2002, Mr. Hayden’s annual salary was lowered from an annual rate of $480,000 to a new annual rate of $456,000. For the year, Mr. Hayden received an annual salary of $462,000.

Mr. Hayden’s incentive compensation is based on three factors: (1) Company revenues and earnings performance relative to estimates provided to investors at the beginning of each quarter; (2) annual stock performance versus peer companies; and (3) qualitative parameters including employee retention, new business initiatives, client satisfaction and new client acquisition. Mr. Hayden met or exceeded each of these parameters and, accordingly, was eligible for a target bonus equal to 100% of his salary. However, at Mr. Hayden’s request, his annual incentive compensation award was set at $200,000, or 44% of target. Mr. Hayden also did not request or receive any options to purchase shares of Company Common Stock.

This report was furnished by the members of the Compensation Committee listed below:
Raymond P. Caldiero – Chairman Stephen B. Oresman John R. Purcell

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth information as of March 5, 2003 concerning the beneficial ownership of Common Stock for each Director, Named Executive Officer and all Directors and executive officers as a group. Unless otherwise noted, the listed persons have sole voting and investment power with respect to the shares held in their names, subject to community property laws if applicable.

	Number
	of		% of Total
Director Name	Shares		Outstanding Shares

William H. Waltrip	853,229	(1)	2.1
Jack N. Hayden	915,026	(2)	2.2
Raymond P. Caldiero	70,876	(3)	*
Carl F. Dill, Jr.	23,626	(4)	*
Stephen B. Oresman	134,462	(5)	*
John R. Purcell	615,251	(6)	1.5

Named Executive Officers
William H. Waltrip	853,229	(1)	2.1
Jack N. Hayden	915,026	(2)	2.2
Paul R. Peterson	586,027	(7)	1.4
Timothy P. Dimond	137,901	(8)	*
All Directors and Executive
Officers as a group (8 persons)	3,336,398	(9)	7.8

*	less than one percent

(1)	Represents shares that Mr. Waltrip has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

(2)	Includes 648,309 shares, which Mr. Hayden has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

(3)	Represents shares that Mr. Caldiero has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

(4)	Represents shares that Mr. Dill has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

(5)	Includes 97,875 shares, which Mr. Oresman has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

(6)	Includes 20,251 shares, which Mr. Purcell has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

(7)	Includes 372,589 shares, which Mr. Peterson has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

(8)	Includes 20,835 shares, which Mr. Dimond has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

(9)	Includes 2,107,590 shares, which directors and officers have the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

ADDITIONAL INFORMATION RELATING TO VOTING SECURITIES

The following table is based on a review of reports on Schedule 13G and 13D filed with the SEC prior to March 5, 2003 and sets forth those holders of Common Stock known to the Company to own beneficially more than five percent of the Company’s Common Stock. As of March 5, 2003, there were 40,623,799 shares outstanding.

Name and	Number
Address of	of Shares	Percent
Beneficial Owner	Owned	of Class

State of Wisconsin Investment Board 121 E. Wilson – 2nd Floor Madison, WI 53703-3474	7,893,000	19.4%

S Squared Technology Corp. 515 Madison Avenue, Suite 4200 New York, NY 10022-5403	3,664,100	9.0%

P.A.W. Capital Corp. 10 Glenville Street Greenwich, CT 06831-3638	3,300,000	8.1%

Michael T. Tokarz 287 Bowman Purchase, NY 10577	2,901,200 (1)	7.1%

Brookside Capital Partners Fund, L.P. Two Copley Place Boston, MA 02116	2,707,200	6.7%

FMR Corp. 82 Devonshire Street Boston, MA 02109	2,570,900 (2)	6.3%

(1)	Based on the most recent report on Schedule 13G, Mr. Tokarz represented that he has shared voting and dispositive power with respect to 34,500 shares.

(2)	Based on the most recent report on Schedule 13G, FMR Corp. represented that it has sole voting power with respect to 442,300 shares and sole dispositive power with respect to 2,570,900 shares.

SECURITIES AUTHORIZED FOR ISSUANCE
UNDER EQUITY COMPENSATION PLANS

The following table sets forth information as of December 31, 2002 concerning securities that are authorized under the Company’s equity compensation plans.

	Number of		Number of securities
	securities to be		remaining available for
	issued upon	Weighted-average	future issuance under
	exercise of	exercise price of	equity compensation
	outstanding	outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected in
Plan Category	and rights	and rights	column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders	10,391,270	$2.25	3,589,399 (1)

Equity compensation plans not approved by security holders	0		0
Total	10,391,270	$2.25	3,589,399 (1)

(1)	Includes 780,934 shares available under the Company’s Employee Stock Purchase Plan.

PERFORMANCE GRAPH

The following graph compares the Company’s cumulative total stockholder return with the Nasdaq Stock Market® U.S. Index and Russell 2000 Index for the period beginning May 31, 1997 and ending December 31, 2002, representing the Company’s last five full years and the transition period from June 1, 1998 through December 31, 1998. The comparison is based on the assumption that $100 was invested on May 31, 1997 in each of the Company’s Common Stock, the Nasdaq Stock Market U.S. Index and the Russell 2000 Index. The S&P Computer Software and Services Index, which has previously been included in the graph, has been discontinued by S&P and has therefore been replaced with the Russell 2000 Index. The Company selected the Russell 2000 Index because it contains many of the Company’s competitors.

STOCKHOLDER PROPOSALS

In order for a stockholder proposal or nomination to be properly presented at the Company’s 2004 Annual Meeting of Stockholders (the “2004 Annual Meeting”), the stockholder proponent must comply with the relevant notice requirements contained in the Company’s By-laws. These requirements relate to both the timing and content of the notice. To be timely, a stockholder proposal or nomination intended to be brought before the 2004 Annual Meeting must be received by the Company on or after December 25, 2003 and on or prior to January 24, 2004. All proposals and nominations should be directed to the Secretary of the Company.

In addition, any stockholder proposal that is intended to be included in the Company’s Proxy Statement for the 2004 Annual Meeting must comply with certain rules and regulations promulgated by the Securities and Exchange Commission. The deadline for submitting any such proposal to the Company for inclusion in its Proxy Statement for the 2004 Annual Meeting is November 27, 2003.

If a stockholder proposal is properly presented at the 2004 Annual Meeting in accordance with the requirements described above and is not included as an agenda item in the Company’s Proxy Statement for that meeting, the designated proxy holders will be permitted to exercise discretionary voting authority with respect to that proposal if, in the Proxy Statement, the Company advises stockholders of the nature of the proposal and how the proxy holders intend to vote. Nevertheless, the proxy holders will not have discretionary voting authority if the stockholder proponent satisfies certain requirements of the Securities and Exchange Commission, including the mailing of a separate proxy statement to stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors, and persons who own more than 10 percent of a registered class of the Company’s equity securities (“Reporting Persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting Persons are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of such reports and written representations from certain Reporting Persons, the Company has determined that all Reporting Persons complied with all filing requirements applicable to them in 2002.

ANNUAL REPORT TO STOCKHOLDERS

A copy of the Company’s Annual Report on Form 10-K for 2002, without exhibits, accompanies this Proxy Statement. Financial inquiries should be directed to Timothy P. Dimond, Senior Vice President and Chief Financial Officer, Technology Solutions Company, 205 North Michigan Avenue, Suite 1500, Chicago, Illinois 60601. Telephone (312) 228-4500.

OTHER BUSINESS

The Board of Directors knows of no other matters to be presented at the Annual Meeting, but if any other matters should properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy card will vote on such matters in accordance with their best judgment.

OTHER INFORMATION

STOCK LISTING

The Nasdaq Stock Market®

STOCK SYMBOL

TSCC

TRANSFER AGENT AND REGISTRAR

Mellon Investor Services
150 N. Wacker Drive, Suite 2120
Chicago, IL 60606

INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP
Chicago, IL

EXHIBIT A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

I.               PURPOSE

The primary purpose of the Audit Committee is to assist the Board of Directors (the “Board”) of Technology Solutions Company (the “Company”) in fulfilling its oversight responsibilities with respect to financial reports and other financial information. In this regard, the Audit Committee is to:

1. Serve as an independent and objective body to monitor the Company’s financial reporting process and internal control systems.

2. Serve, together with the Board, as the ultimate authority to which the independent auditor (the “Independent Auditor”) is accountable, and have, together with the Board, the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Independent Auditor (or to nominate the Independent Auditor to be proposed for shareholder approval in any proxy statement).

3. Review the audit efforts of the Independent Auditor and the operations of the Company’s quality assurance committee (“QA Committee”).

4. Nominate the Compliance Officer for the approval of the Board and to be directly available to meet with the Compliance Officer.

5. Provide an open avenue of communication among the Independent Auditor, financial and senior management, and the Board.

II.               COMPOSITION AND EXPERTISE

1. Members of the Audit Committee shall meet the independence and experience requirements of the NASDAQ and any other market or markets, if any, on which the securities of the Company or any of its subsidiaries are traded. Determinations as to whether a particular director satisfies the requirements for membership on the Audit Committee will be made by the Board.

2. The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall have been duly elected and qualified or until their resignation or removal. Unless a Chair is designated by the full Board, the members of the Audit Committee may elect a Chair by majority vote.

III.               DUTIES AND RESPONSIBILITIES

The Audit Committee shall:

                    Documents/Reports Review

1. Review the adequacy of this Charter at least annually and at such other intervals as the Audit Committee or the Board determines.

2. Review the annual audited financial statements and assure that the quarterly financial statements are reviewed by the independent auditors with appropriate communication made to the Audit Committee before their release.

3. Review reports to management prepared by the Independent Auditor and responses to the same by management.

4. Periodically review the Company’s Principles and Policies of Business Conduct.

                    Independent Auditor

5. Review and recommend to the Board: (i) the selection of the Independent Auditor to audit the books, records and accounts of the Company, and (ii) the approval of the fees and other compensation of the Independent Auditor.

6. Review and discuss with the Independent Auditors the overall scope and plans for its audit including the adequacy of staffing and compensation. Review and discuss with management and the Independent Auditors the adequacy and effectiveness of the accounting and financial and ethical compliance programs. Further the Committee shall meet separately with the Independent Auditors, without management present to discuss the results of their examinations.

7. Review and discuss with the Independent Auditor all significant relationships that the auditor and its affiliates have with the Company and its affiliates in order to determine the auditor’s independence. The Audit Committee shall: (i) request, receive and review, on a periodic basis, a formal written statement from the Independent Auditor delineating all relationships between the Company and the Independent Auditor that may reasonably be thought to bear on the independence of the Independent Auditor with respect to the Company; (ii) discuss with the Independent Auditor any disclosed relationships or services that may impact the objectivity and independence of the Independent Auditor; and (iii) take, or recommend that the full Board take, appropriate action regarding the independence of the Independent Auditor.

                      Financial Reporting Process

8. Review the financial reporting processes and audit controls, both internal and external, based on consultation with the Independent Auditor and management.

9. Review the Independent Auditor’s judgment about the quality and appropriateness of accounting principles as applied in financial reporting.

10. Consider and, if appropriate, recommend to the Board significant changes to auditing and accounting principles and practices as suggested by the Independent Auditor, or management.

                       Process Improvement

11. Review reports to the Audit Committee by each of management and the Independent Auditor regarding any significant judgments made in management’s preparation of financial statements and the view of each as to the appropriateness of such judgments.

12. Review with each of management and the Independent Auditor any significant difficulties encountered during the course of each audit.

13. Review any significant disagreement among management and the Independent Auditor in connection with the preparation of the financial statements.

14. Review with the Independent Auditor and management the extent to which changes or improvements in financial or accounting practices and internal controls, as approved by the Audit Committee, have been implemented.

                       Other

15. Annually prepare a report to shareholders as required by the Securities and Exchange Commission.

16. Establish at the beginning of the year a schedule for the Committee’s meeting during the course of the year and the fixed agenda items for the scheduled meetings.

17. Keep a record of the acts and proceedings of the Audit Committee and report thereon to the Board periodically or whenever requested to do so.

18. Review with the Company’s counsel, legal compliance matters or any legal matter that could have a significant impact on the organization’s financial statements.

19. In discharging its oversight role, the Audit Committee may investigate any matter brought to its attention, and shall have full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, or other experts.

20. Perform such other activities, consistent with this Charter, the Company’s Articles of Incorporation, By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

21. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Independent Auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, among management and the Independent Auditor or to assure compliance with laws and regulations.

PROXY

TECHNOLOGY SOLUTIONS COMPANY

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 24, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Technology Solutions Company (the “Company”) does hereby acknowledge receipt of Notice of said Annual Meeting and the accompanying Proxy Statement, and does hereby constitute and appoint William H. Waltrip and Jack N. Hayden or either of them, with full power of substitution, to vote all shares of stock of the Company that the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Annual Meeting of Stockholders of the Company to be held on April 24, 2003 at 8:15 a.m., CDT, at the Company’s offices located at 205 North Michigan Avenue, Suite 1500, Chicago, Illinois 60601, and at any adjournment thereof, as indicated on the reverse side.

(Please date and sign on reverse side)

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This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted for the nominees listed in Proposal 1. Please mark box ☒.

1. The election of the Class III Directors:		2. As such proxies may in their discretion determine upon such other matters as may properly come before the meeting.

FOR the listed nominees	WITHHOLD AUTHORITY for the listed nominees
☐	☐

INSTRUCTIONS: To withhold authority to vote for any nominee, strike the nominee’s name: Nominees: William H. Waltrip Carl F. Dill, Jr. Gerald Luterman			THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN AND, IN THE ABSENCE OF SUCH INSTRUCTIONS, WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1. IF OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED ON THOSE MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED PROXIES

You are urged to mark, sign, date and return your proxy without delay in the return envelope provided for that purpose, which requires no postage if mailed in the United States.

When signing the proxy, please take care to have the signature conform to the stockholder’s name as it appears on this side of the proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing. Corporations and partnerships should sign in their full corporate or partnership names by a duly authorized person.

Dated: , 2003

Signature

Signature if held jointly

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